                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              SIERRA ON-LINE, INC.,

                            BIRDIE ACQUISITION CORP.,

                                 HEADGATE, INC.

                                       AND

                       THE SHAREHOLDERS OF HEADGATE, INC.









                           DATED AS OF APRIL 12, 1996

                                    CONTENTS

ARTICLE I - THE MERGER ...................................................................................   1
              1.1   The Merger ...........................................................................   1
              1.2   The Closing ..........................................................................   2
              1.3   Effective Date and Time ..............................................................   2
              1.4   Articles of Incorporation of the Surviving Corporation ...............................   2
              1.5   Bylaws of the Surviving Corporation ..................................................   2
              1.6   Conversion of Shares .................................................................   3
                    1.6.1    Exchange Ratio ..............................................................   3
                    1.6.2    Special Definitions .........................................................   3
                    1.6.3    Exchange of Certificates ....................................................   3
                    1.6.4    No Fractional Shares ........................................................   4
                    1.6.5    No Further Transfers ........................................................   4
              1.7   Pooling Restrictions on Transfer of the Securities ...................................   4
              1.8   Waiver of Rights Relating to Company Common Stock ....................................   5

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS ..........................................   5
              2.1   Good Title, etc. .....................................................................   5
              2.2   No Approvals; No Conflicts ...........................................................   6
              2.3   Securities Act Matters ...............................................................   6
              2.4   Pooling Matters ......................................................................   9

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..............................................   9
              3.1   Organization .........................................................................   9
              3.2   Enforceability .......................................................................  10
              3.3   Capitalization .......................................................................  10
              3.4   Subsidiaries and Affiliates ..........................................................  11
              3.5   No Approvals; No Conflicts ...........................................................  11
              3.6   Financial Statements .................................................................  12
              3.7   Absence of Certain Changes or Events .................................................  12


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AGREEMENT AND PLAN OF MERGER                                             Page i
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
              3.8   Taxes ................................................................................  15
              3.9   Property .............................................................................  16
              3.10  Contracts ............................................................................  17
              3.11  Customers and Suppliers ..............................................................  18
              3.12  Orders, Commitments and Returns ......................................................  19
              3.13  Claims and Legal Proceedings .........................................................  19
              3.14  Labor and Employment Matters .........................................................  19
              3.15  Employee Benefit Plans ...............................................................  20
              3.16  Patents, Trademarks, etc. ............................................................  22
              3.17  Accounts Receivable ..................................................................  24
              3.18  Inventory ............................................................................  24
              3.19  Corporate Books and Records ..........................................................  25
              3.20  Licenses, Permits, Authorizations, etc. ..............................................  25
              3.21  Compliance With Laws .................................................................  25
              3.22  Insurance ............................................................................  25
              3.23  Brokers or Finders ...................................................................  26
              3.24  Absence of Questionable Payments .....................................................  26
              3.25  Bank Accounts ........................................................................  26
              3.26  Insider Interests ....................................................................  27
              3.27  Pooling Matters ......................................................................  27
              3.28  Full Disclosure ......................................................................  27

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SIERRA AND ACQUISITION SUB ................................  28
              4.1   Organization .........................................................................  28
              4.2   Enforceability .......................................................................  28
              4.3   Securities ...........................................................................  29
              4.4   SEC Documents ........................................................................  29
              4.5   No Approvals; No Conflicts ...........................................................  29


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AGREEMENT AND PLAN OF MERGER                                            Page ii
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
ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF SIERRA AND ACQUISITION SUB ............................  30
              5.1   Accuracy of Representations and Warranties ...........................................  30
              5.2   Performance of Agreements ............................................................  30
              5.3   Opinion of Counsel for the Company ...................................................  30
              5.4   Shareholder Approval .................................................................  30
              5.5   Resignations .........................................................................  31
              5.6   Consents and Approvals ...............................................................  31
              5.7   Compliance Certificate ...............................................................  31
              5.8   Material Adverse Change ..............................................................  31
              5.9   Due Diligence ........................................................................  31
              5.10  Proceedings and Documents; Secretary's Certificate ...................................  31
              5.11  Compliance With Laws .................................................................  32
              5.12  Pooling of Interests .................................................................  32
              5.13  Legal Proceedings ....................................................................  32
              5.14  Related Agreements and Stock Powers ..................................................  32

ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS AND THE COMPANY .....................  32
              6.1   Accuracy of Representations and Warranties ...........................................  33
              6.2   Performance of Agreements ............................................................  33
              6.3   Compliance Certificate ...............................................................  33
              6.4   Legal Proceedings ....................................................................  33
              6.5   Related Agreements ...................................................................  33

ARTICLE VII - COVENANTS ..................................................................................  33
              7.1   Conduct of Business by the Company Pending the Merger ................................  33
              7.2   Access to Information; Confidentiality ...............................................  35
              7.3   No Alternative Transactions ..........................................................  36
              7.4   Notification of Certain Matters ......................................................  36
              7.5   Further Action; Reasonable Best Efforts ..............................................  37
              7.6   Publicity ............................................................................  37


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AGREEMENT AND PLAN OF MERGER                                           Page iii

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER .........................................................  37
              8.1   Termination ..........................................................................  37
              8.2   Effect of Termination ................................................................  38
              8.3   Amendment ............................................................................  38
              8.4   Waiver ...............................................................................  39

ARTICLE IX - SURVIVAL AND INDEMNIFICATION ................................................................  39
              9.1   Survival .............................................................................  39
              9.2   Indemnification by Shareholders ......................................................  39
              9.3   Indemnification by Sierra ............................................................  40
              9.4   Threshold and Limitations ............................................................  40
              9.5   Procedure for Indemnification ........................................................  40
              9.6   Holdback .............................................................................  42
                    9.6.1    Pledge ......................................................................  42
                    9.6.2    Release of Holdback Shares ..................................................  42
                    9.6.3    Claims Procedure ............................................................  43
                    9.6.4    Voting; Disposition .........................................................  44
                    9.6.5    Merger or Recapitalization ..................................................  44
                    9.6.6    Taxation of Dividends .......................................................  44

ARTICLE X - GENERAL ......................................................................................  45
              10.1  Expenses .............................................................................  45
              10.2  Notices ..............................................................................  45
              10.3  Severability .........................................................................  46
              10.4  Entire Agreement .....................................................................  46
              10.5  Assignment ...........................................................................  47
              10.6  Parties in Interest ..................................................................  47
              10.7  Specific Performance .................................................................  47
              10.8  Governing Law ........................................................................  47
              10.9  Headings .............................................................................  47
              10.10 Counterparts .........................................................................  47
              10.11 Waiver of Jury Trial .................................................................  48
              10.12 Arbitration ..........................................................................  48


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AGREEMENT AND PLAN OF MERGER                                            Page iv
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
              10.13 Tax-Free Reorganization ..............................................................  48


EXHIBITS

A           -   Articles of Incorporation of the Surviving Corporation

B           -   Disclosure Memorandum

C           -   Form of Registration Rights Agreement

D           -   Form of Noncompetition Agreement


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AGREEMENT AND PLAN OF MERGER                                             Page v

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of April 12, 1996 by and among Sierra On-Line, Inc., a Delaware corporation ("Sierra"), Birdie Acquisition Corp., a Utah corporation and wholly-owned subsidiary of Sierra ("Acquisition Sub"), Headgate, Inc., a Utah corporation (the "Company"), and the shareholders of the Company listed on the signature pages hereto (the "Shareholders").

                                    RECITALS

         A. The Company, the Shareholders, Sierra and Acquisition Sub believe it advisable and in their respective best interests to effect a merger of the Company and Acquisition Sub pursuant to this Agreement (the "Merger").

         B. The Board of Directors and the Shareholders of the Company have approved the Merger as required by applicable law.

         C. The Board of Directors and the sole shareholder of Acquisition Sub have approved the Merger as required by applicable law.

         D. For federal income tax purposes, the parties hereto intend to treat the Merger as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

         In consideration of the terms hereof, the parties hereto agree as follows:

                             ARTICLE I - THE MERGER

         1.1      THE MERGER

         Upon the terms and subject to the conditions hereof, (a) at the Effective Time (as defined in Section 1.3 hereof) the separate existence of Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Company (the Company is sometimes referred to herein as the "Surviving Corporation"), and (b) from and after the Effective Time, the Merger shall have all the effects of a merger under the laws of the State of Utah and other applicable law.


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AGREEMENT AND PLAN OF MERGER                                             Page 1

         1.2      THE CLOSING

         The closing of the Merger pursuant to this Agreement (the "Closing") shall take place on the earliest practicable business day after the conditions to the Closing of the Merger set forth in Articles V and VI hereof are satisfied or waived (the "Closing Date") at 10:00 a.m. local time at the offices of Perkins Coie, 1201 Third Avenue, 46th Floor, Seattle, Washington, or such other time or location as Sierra and the Company shall agree. At the Closing, each of the parties hereto shall deliver all such documents, instruments, certificates and other items as may be required under this Agreement or the other Related Agreements (as defined in Section 2.1) or otherwise.

         1.3      EFFECTIVE DATE AND TIME

         On the Closing Date and subject to the terms and conditions hereof, articles of merger (collectively, the "Articles of Merger") complying with the applicable provisions of the Utah Business Corporation Act ("Utah Law"), in such form and executed in such manner as required by Utah Law, shall be delivered for filing to the Utah Division of Corporations and Commercial Code (the "Utah Division"). The Merger shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") of filing of the Articles of Merger or at such other time as may be specified in the Articles of Merger as filed. If the Utah Division requires any changes in the Articles of Merger as a condition to their filing or to issuing its certificate to the effect that the Merger is effective, Sierra, Acquisition Sub, the Company and the Shareholders will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any substantial change in the terms of this Agreement.

         1.4      ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

         At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be deemed to be amended and restated in their entirety as set forth in Exhibit A hereto. Thereafter, the Articles of Incorporation of the Surviving Corporation may be amended in accordance with their terms and as provided by law.

         1.5      BYLAWS OF THE SURVIVING CORPORATION

         At the Effective Time, the Bylaws of the Surviving Corporation shall be amended and restated in their entirety to conform to the Bylaws of Acquisition Sub. Thereafter, the Bylaws of the Surviving Corporation may be amended or repealed in accordance with their terms, the Articles of Incorporation of the Surviving Corporation and as provided by law.


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AGREEMENT AND PLAN OF MERGER                                             Page 2

         1.6      CONVERSION OF SHARES

                  1.6.1        EXCHANGE RATIO

         As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                  (a) All shares of any class of capital stock of the Company held by the Company as treasury shares shall be canceled.

                  (b) Each issued and outstanding share of common stock of the Company, $1.00 par value per share ("Company Common Stock"), shall be converted into the right to receive from Sierra a number of shares of Sierra common stock, $.01 par value per share ("Sierra Common Stock"), determined by dividing the number of Closing Shares (as defined below) by the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis (such shares of Sierra Common Stock being referred to herein as the "Merger Consideration" or the "Securities" and the quotient so derived being referred to herein as the "Ratio"); provided, however, that 10% of such Securities (the "Holdback Shares") shall be held by, and pledged by the Shareholders at Closing to, Sierra pursuant to Section 9.6 hereof. The number of Securities to be issued to each Shareholder under this paragraph shall be calculated by aggregating all shares of Company Common Stock held by each such Shareholder, so that such number of Securities to be issued shall be equal to the number of shares of Company Common Stock held by such Shareholder multiplied by the Ratio, with cash paid in lieu of any fractional share of Sierra Common Stock pursuant to Section 1.6.4 below.

                  (c) Each issued and outstanding share of capital stock of Acquisition Sub shall be converted into one share of common stock of the Surviving Corporation.

                  1.6.2        SPECIAL DEFINITIONS

         The term "Closing Shares" shall mean a number of shares (excluding any fractional share) of Sierra Common Stock determined by dividing (a) $8,090,000 by (b) an amount equal to the average of the last reported sale prices of Sierra Common Stock over the five consecutive trading days ending with the second trading day prior to the Closing Date, which average the parties agree is $33.10 (the "Closing Average").

                  1.6.3        EXCHANGE OF CERTIFICATES

         As soon as practicable after the Effective Date, Sierra shall make available, and each Shareholder will be entitled to receive, upon surrender to Sierra of one or more


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AGREEMENT AND PLAN OF MERGER                                             Page 3
certificates representing Company Common Stock for cancellation, certificates representing the number of shares of Sierra Common Stock that such Shareholder is entitled to receive pursuant to Section 1.6.1 hereof; provided, however, that the certificates representing the Holdback Shares shall be retained by Sierra in accordance with Section 9.6 of this Agreement. The shares of Sierra Common Stock that each Shareholder shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to Sierra any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of Sierra that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither Sierra nor any other party hereto shall be liable to a holder of shares of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

                  1.6.4        NO FRACTIONAL SHARES

         No certificates or scrip representing fractional shares of Sierra Common Stock shall be issued upon the surrender for exchange of certificates representing Company Common Stock pursuant to the Merger, and no dividend, stock split or other distribution with respect to Sierra Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of each such fractional share, Sierra shall pay to the holder thereof, as soon as practicable after the Effective Date, an amount in cash equal to such fraction multiplied by the Closing Average.

                  1.6.5        NO FURTHER TRANSFERS

         After the Effective Time, there shall be no transfers of any shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be forwarded to Sierra and be canceled and exchanged in accordance with this
Section 1.6, subject to applicable law in the case of Dissenting Shares.

         1.7      POOLING RESTRICTIONS ON TRANSFER OF THE SECURITIES

         In addition to and without limitation of any restrictions on transfer of the Securities contained in the Registration Rights Agreement referred to in
Section 2.1


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AGREEMENT AND PLAN OF MERGER                                             Page 4
below, the Shareholders shall not transfer any of the Securities received in the Merger until after the public announcement or release by Sierra of financial results for the first fiscal quarter of Sierra ending after the Closing which contains a period of at least 30 days of combined financial results of Sierra and the Surviving Corporation.

         1.8      WAIVER OF RIGHTS RELATING TO COMPANY COMMON STOCK

         Each Shareholder hereby irrevocably waives, effective immediately prior to and contingent upon the Closing, all rights of first refusal, rights of first offer, preemptive rights and any other rights of such Shareholder relating to transfer or purchase of shares of Company Common Stock, whether or not such rights are in writing, and whether set forth in the Bylaws of the Company or elsewhere, including without limitation the rights contained in Section 2 of
Article VI of the Company's Bylaws. The Company hereby irrevocably waives, effective immediately prior to and contingent upon the Closing, all rights of first refusal, rights of first offer, preemptive rights and any other rights of the Company relating to transfer or purchase of shares of Company Common Stock, whether or not such rights are in writing, and whether set forth in the Bylaws of the Company or elsewhere, including without limitation the rights contained in Section 2 of Article VI of the Company's Bylaws.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

         To induce Sierra and Acquisition Sub to enter into and perform this Agreement and the other Related Agreements (as defined in Section 2.1 hereof), the Shareholders, severally but not jointly, represent and warrant to Sierra and Acquisition Sub as of the date of this Agreement and as of the Closing as follows in this Article II.

         2.1      GOOD TITLE, ETC.

         Each Shareholder represents with respect to itself only (and not with respect to any other Shareholder) that (a) such Shareholder owns, beneficially and of record, the shares of Company Common Stock listed opposite such Shareholder's name on Schedule 3.3(b) to the Disclosure Memorandum attached hereto as Exhibit B (the "Disclosure Memorandum"); (b) such shares of Company Common Stock are free and clear of any lien, encumbrance, adverse claim, restriction on sale or transfer (other than restrictions imposed by applicable securities laws), preemptive right or option; (c) such Shareholder has all necessary power, right and authority to enter into this Agreement and each of the agreements, certificates, instruments and documents executed or delivered pursuant to the terms of this Agreement by such Shareholder, including, without limitation and as applicable, the Registration Rights Agreement in


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AGREEMENT AND PLAN OF MERGER                                             Page 5
substantially the form attached hereto as Exhibit C to be entered into as of the Closing among Sierra and the Shareholders, and the Noncompetition Agreement in substantially the form attached hereto as Exhibit D to be entered into as of the Closing among Sierra and each of the Shareholders (collectively, the "Related Agreements"), to consummate the transactions contemplated hereby and thereby, and to sell and transfer the shares of Company Common Stock held by such Shareholder hereunder without the consent or approval of any other Person (as defined in Section 2.2 hereof); and (d) this Agreement and the Related Agreements to which such Shareholder is a party have each been duly authorized, executed and delivered by such Shareholder and each is a legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

         2.2      NO APPROVALS; NO CONFLICTS

         The execution, delivery and performance of this Agreement and the Related Agreements by each Shareholder and the consummation of the transactions contemplated hereby and thereby will not (a) constitute a violation by such Shareholder (with or without the giving of notice or lapse of time, or both) of any provisions of law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to such Shareholder,
(b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"), except for compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Utah Division (the consent of all such Persons to be duly obtained by the Company or the Shareholder at or prior to the Closing), (c) result in the creation of any lien or encumbrance upon the shares of Company Common Stock owned by such Shareholder, or (d) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Company.

         2.3      SECURITIES ACT MATTERS

         Each of the Shareholders hereby acknowledges, represents and warrants to Acquisition Sub and Sierra as follows:

                  (a) CUC Merger Agreement. Such Shareholder has read and is familiar with the terms of this Agreement and Plan of Merger dated as of February 19, 1996, as amended, among Sierra, CUC International Inc., a Delaware corporation ("CUC"), and Larry Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CUC, (the "CUC Merger Agreement") under which, among other things, each share of Sierra Common Stock outstanding immediately prior to the consummation of the merger therein contemplated (the "CUC Merger") would be converted into 1.225 shares of common stock of CUC. Such Shareholder understands


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AGREEMENT AND PLAN OF MERGER                                             Page 6
that the CUC Merger may or may not be consummated, that an investment in the Securities could result in such Shareholder holding CUC common stock if the CUC Merger is consummated, and that such Shareholder is aware of the risks of both the consummation and nonconsummation of the CUC Merger.

                  (b) Ability to Bear Risk. Such Shareholder is in a financial position to hold the Securities for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of his investment in the Securities.

                  (c) SEC Documents. Such Shareholder acknowledges that he has had the opportunity to review to his satisfaction all publicly available filings and reports of Sierra and CUC filed with the Securities and Exchange Commission, including without limitation the SEC Documents (as defined in Section 4.4). Such Shareholder acknowledges that an investment in the Securities as contemplated by this Agreement involves a high degree of risk.

                  (d) Professional Advice. Such Shareholder has obtained, to the extent that he deems necessary, his own professional advice with respect to the risks inherent in acquiring the Securities, the condition of Sierra and CUC and the suitability of its investment in the Securities in light of his financial condition and investment needs.

                  (e) Sophistication. Such Shareholder, either alone or with the assistance of his professional advisors, is a sophisticated investor, is able to fend for himself in the transactions contemplated by this Agreement relating to the Securities and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Securities.

                  (f) Access to Information. Such Shareholder has been given access to full and complete information regarding Sierra, CUC and the Company, including, in particular, the current respective financial conditions of Sierra, CUC and the Company and the risks associated therewith, and has utilized such access to his satisfaction for the purpose of obtaining information about Sierra and CUC.

                  (g) Acquisition Entirely for Own Account. The Securities are being acquired by such Shareholder for investment for its respective account, not as a nominee or agent, and not with a view to the distribution of any part thereof; such Shareholder has no present intention of selling, granting any participation in or otherwise distributing any of the Securities in a manner contrary to the Securities Act of 1933, as amended (the "1933 Act"), or to any applicable state securities or Blue Sky law, nor does such Shareholder have any contract, undertaking, agreement or


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AGREEMENT AND PLAN OF MERGER                                             Page 7
arrangement with any person to sell, transfer or grant a participation to such person or to any third person with respect to any of the Securities.

                  (h) Due Diligence. Such Shareholder has conducted his own due diligence investigation of Sierra and its business and analysis of the merits and risks of an investment in the Securities being acquired pursuant to this Agreement and is not relying on anyone else's investigation or analysis of Sierra or its business or the merits and risks of an investment in the Securities, other than professionals, if any, employed specifically by him to assist him.

                  (i) Restricted Securities. Such Shareholder acknowledges that the Securities have not been and will not prior to issuance be registered under the 1933 Act and that the Securities are characterized under the 1933 Act as "restricted securities" and, therefore, cannot be sold or transferred unless such sale or transfer is registered under the 1933 Act or an exemption from such registration is available. The financial condition of such Shareholder is such that it is not likely that it will be necessary to dispose of any of the Securities in the foreseeable future. In this connection, such Shareholder represents that he is familiar with Rule 144 under the 1933 Act as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                  (j) Exemption Reliance. Such Shareholder has been advised that the Securities are being issued under this Agreement pursuant to exemptions from applicable federal and state securities laws, and that Sierra's reliance upon such exemptions is predicated in part upon the Shareholder's representations contained herein.

                  (k) Further Limitations on Disposition. Without in any way limiting the representations set forth herein or the provisions of the Registration Rights Agreement referred to in Section 2.1, each Shareholder further agrees not to make any disposition of all or any portion of the Securities unless and until:

                            (i) There is in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                           (ii) (A) Such Shareholder shall have notified Sierra of the proposed disposition and shall have furnished Sierra with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by Sierra, such Shareholder shall have furnished Sierra with an opinion of counsel, reasonably satisfactory to Sierra, that such disposition will not require registration under the 1933 Act; or


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AGREEMENT AND PLAN OF MERGER                                             Page 8

                          (iii) Sierra shall be satisfied that such proposed disposition complies in all respects with Rule 144 or Rule 145 under the 1933 Act or any successor rule providing a safe harbor for such disposition without registration.

                  (l) Residency. For purposes of the application of state securities laws, each Shareholder is a resident of Utah.

                  (m) Legend. It is understood that the certificates evidencing the Securities may bear a legend as set forth in the Registration Rights Agreement referred to in Section 2.1.

         2.4      POOLING MATTERS

         The Shareholders have not taken, directly or indirectly, and the Shareholders have no knowledge that any other Person has taken, any actions involving any recapitalization or repurchase or redemption of any securities of the Company, or any grant or acceleration of any options to acquire securities of the Company, or any purchase or sale of securities of Sierra, and to the best of their knowledge there have occurred no other events with respect to or involving the Company or its Shareholders which, taken individually or together, would affect the ability of Sierra to account for the transactions contemplated by this Agreement as a "pooling of interests" transaction in accordance with generally accepted accounting principles consistently applied ("GAAP"), and the Shareholders are not aware of any facts which otherwise could prevent such accounting treatment.

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         To induce Sierra and Acquisition Sub to enter into and perform this Agreement and the other Related Agreements, and except as otherwise set forth in the Disclosure Memorandum, which exceptions shall specifically identify the section or sections of this Article III to which such exceptions relate, and which Disclosure Memorandum shall constitute in its entirety a representation and warranty under this Article III, the Company represents and warrants to Sierra and Acquisition Sub as of the date of this Agreement and as of the Closing as follows in this Article III.

         3.1      ORGANIZATION

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to enter into and perform its obligations under this Agreement and the Related Agreements, and to consummate


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AGREEMENT AND PLAN OF MERGER                                             Page 9
the transactions contemplated hereby and thereby. The Company is not required to be qualified or licensed as a foreign corporation to do business in any jurisdiction, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), sales, margins, profitability, condition (financial or other) or prospects of the Company (a "Material Adverse Effect").

         3.2      ENFORCEABILITY

         All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Related Agreements, the consummation of the Merger, and the performance of all of the Company's obligations under this Agreement and the Related Agreements has been taken or will be taken prior to the Closing. This Agreement has been, and each of the Related Agreements at the Closing will have been, duly executed and delivered by the Company, and this Agreement is, and each of the Related Agreements to which the Company is a party will be at the Closing, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         3.3      CAPITALIZATION

                  (a) The authorized capital stock of the Company consists of 50,000 shares of Company Common Stock.

                  (b) The issued and outstanding capital stock of the Company consists solely of 1,018 shares of Company Common Stock (the "Outstanding Shares"), which are and as of the Closing will be held of record and beneficially by the Shareholders as set forth on Schedule 3.3(b) to the Disclosure Memorandum. The Outstanding Shares are, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws. To the best of the Company's knowledge, no Person other than the Shareholders holds any interest in any of the Outstanding Shares. True and correct copies of the stock records of the Company, showing all issuances and transfers of shares of capital stock of the Company since inception, have been provided to Sierra.

                  (c) There are no outstanding rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or any Shareholder of any shares of the Company's capital stock or the capital stock of any Subsidiary, except rights that have been validly waived in Section
1.8 of this Agreement.


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AGREEMENT AND PLAN OF MERGER                                            Page 10

                  (d) The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company. No Shareholder or any affiliate thereof is indebted to the Company, and the Company is not indebted to any Shareholder or any affiliate thereof. The Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.4      SUBSIDIARIES AND AFFILIATES

         The Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

         3.5      NO APPROVALS; NO CONFLICTS

         The execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Utah Division (the consent of all such Persons to be duly obtained by the Company at or prior to the Closing), (c) except as noted in clause (b), require any consent or approval under, or result in any default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (d) result in the creation of any lien or encumbrance upon the assets of the Company or upon any Outstanding Shares or other securities of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Company, or (f) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of the Company.


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AGREEMENT AND PLAN OF MERGER                                            Page 11

         3.6      FINANCIAL STATEMENTS

         The Company has delivered to Sierra (a) consolidated balance sheets and statements of income and expense of the Company as of or for the fiscal years ended December 31, 1995 and 1994, and (b) a consolidated balance sheet and statement of income and expense of the Company as of and for the three-month period ended March 31, 1996. All of the foregoing financial statements are herein referred to as the "Financial Statements." The consolidated balance sheet of the Company as of March 31, 1996 is herein referred to as the "Company Balance Sheet." The Financial Statements fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated. The Company has no liabilities or obligations of any nature (absolute, contingent or otherwise) which are not fully reflected or reserved against in the Company Balance Sheet, except liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice which are not in excess of $10,000 in the aggregate or $2,000 individually. The Company maintains standard systems of accounting which are adequate for its business. The Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person. The Company expenses software development costs on a current basis as incurred.

         3.7      ABSENCE OF CERTAIN CHANGES OR EVENTS

         Since the date of the Company Balance Sheet and through the Closing Date, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company has:

                  (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

                  (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any Shareholder or any officer, director, employee or affiliate of the Company);

                  (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;


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AGREEMENT AND PLAN OF MERGER                                            Page 12

                  (d) suffered any material adverse change in its business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), sales, margins, profitability, condition (financial or other) or prospects;

                  (e) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise), except liabilities and obligations incurred in the ordinary course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (f) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

                  (g) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except (i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable;

                  (h) written down the value of any inventory (including write-downs by reason of shrinkage, markdown or obsolescence) or written off as uncollectible any notes or accounts receivable, except in the ordinary course of business and consistent with past practice;

                  (i) sold, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except the sale of inventory in the ordinary course of business and consistent with past practice;

                  (j) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person other than representatives of Sierra any trade secret, formula, process or know-how not theretofore a matter of public knowledge;


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AGREEMENT AND PLAN OF MERGER                                            Page 13

                  (k) made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $10,000 for additions to property, plant, equipment or intangible capital assets;

                  (l) made any change in any method of accounting or accounting practice or internal control procedure;

                  (m) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of capital stock of the Company of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

                  (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any Shareholder or any of the Company's officers, directors or employees or any affiliate of any Shareholder or any of the Company's officers, directors or employees, except compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended, and except for those increased in the ordinary course of business and consistent with past practice.

                  (o) entered into or agreed to enter into, or otherwise suffered to be outstanding, any power of attorney of the Company or any obligations or liabilities (absolute, accrued, contingent or otherwise) of the Company, as guarantor, surety, cosigner, endorser, comaker, indemnitor or otherwise in respect of the obligation of any other Person;

                  (p) received notice of, or otherwise obtained knowledge of:
(i) any claim, action, suit, arbitration, proceeding or investigation involving, pending against or threatened against the Company or any employee of the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person; (ii) any valid basis for any claim, action, suit, arbitration, proceeding, investigation or the application of any fine or penalty adverse to the Company or any employee of the Company before or by any Person; or (iii) any outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company or any employee of the Company is a party and where such items in subparagraphs
(i), (ii) and (iii) above relate directly to the


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AGREEMENT AND PLAN OF MERGER                                            Page 14
transactions contemplated herein or which would have a Material Adverse Effect on the Company;

                  (q) entered into or agreed to any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any amendment or change to any existing license or other agreement relating to intellectual property, other than in the ordinary course of business;

                  (r) received notice that there has been a loss of, or contract cancellation by, any current or prospective customer, licensor or distributor of the Company;

                  (s) taken any action, or become aware of any action taken by any Shareholder, which alone or together with other facts or circumstances could affect the ability of Sierra to account for the Merger as a "pooling of interests" transaction in accordance with GAAP consistently applied; or

                  (t) agreed, whether in writing or otherwise, to take any action described in this Section 3.7.

         3.8      TAXES

         The Company has (a) duly and timely filed, including valid extensions, with the appropriate governmental agencies (domestic and foreign) all tax returns, information returns and reports ("Returns") for all Taxes (as defined below) required to have been filed with respect to the Company and its business,
(b) all such Returns are true, correct and complete in all material respects, and (c) paid in full or provided for all Taxes that are due or claimed to be due by any governmental agency. "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, but not limited to, income, excise, gross receipts, property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments. The reserves and provisions for Taxes reflected in the Financial Statements are adequate for the payment of Taxes not yet due and payable; no unresolved claim for assessment or collection of Taxes has been asserted or threatened against the Company, and no audit or investigation by any governmental authority is under way with respect to Taxes, interest or other governmental charges; to the best of its knowledge, no circumstances exist or have existed which would constitute grounds for assessment against the Company of any tax liability with respect to any period for which Returns have been filed, including, but not limited to, any circumstances


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AGREEMENT AND PLAN OF MERGER                                            Page 15
relating to the existence of a valid S corporation election for the Company for any such period; the Company has not filed or entered into any election, consent or extension agreement or any waiver that extends any applicable statute of limitations; any Taxes incurred by the Company or accrued by it since the date of the Company Balance Sheet have arisen in the ordinary course of business; and the Company has not filed any consent to the application of Section 341(f)(2) of the Code, to any assets held, acquired or to be acquired by it. The Company has furnished Sierra with complete and correct copies of all Returns. There are no tax liens on any property or assets of the Company other than liens for current taxes not yet payable. No claim has been made by an authority in any jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement (including without limitation this Agreement) that could obligate it to make any payments that will not be deductible under Section 280G of the Code; the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2)(i) of the Code; the Company is not a party to any Tax allocation or sharing agreement, and the Company (A) has not been a member of an affiliated group filing a consolidated income Tax Return and (B) does not have any liability for Taxes of any person under Treasury Regulations
Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferor or successor by contract or otherwise. The Company's election to be taxed as a Subchapter S Corporation under Section 1361 of the Code has been in effect throughout the existence of the Company and, accordingly, the Company has never been subject to any Tax by reason of being a "C Corporation" (as that term is defined in the Code).

         3.9      PROPERTY

                  (a) The Company owns no real property or leasehold interests in real property. Schedule 3.9(a) to the Disclosure Memorandum contains a complete and accurate list of all real property used by the Company (the "Real Property"). There are no written leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Company is a party relating to the Real Property.

                  (b) Schedule 3.9(b) to the Disclosure Memorandum contains a complete and accurate list of each item of personal property having a value in excess of $1,000 which is owned, leased, rented or used by the Company (excluding the intellectual property covered by Section 3.16, the "Personal Property"). There are no leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Company is a party relating to the Personal Property. The Real Property and the Personal Property include all properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights


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AGREEMENT AND PLAN OF MERGER                                            Page 16
with an individual value of less than $1,000, the Listed Intellectual Property and the Intellectual Property Licenses) reflected in the Company Balance Sheet and all the properties and assets purchased by the Company since the date of the Company Balance Sheet (except for such properties or assets sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice). The Real Property and the Personal Property include all material property used in the business of the Company, other than the intellectual property matters addressed in Section 3.16 of this Agreement. The Company has not granted any lease, sublease, tenancy or license of any portion of the Personal Property.

                  (c) The Personal Property is of quality consistent with industry standards and is in good operating condition and repair, normal wear and tear excepted.

                  (d) Except for (i) assessments for current taxes not yet due and payable and (ii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable, the Personal Property is free and clear of all liens, and the Company owns such Personal Property.

                  (e) Neither the whole nor any portion of the assets or property of the Company is subject to any currently outstanding governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

         3.10     CONTRACTS

         Schedule 3.10 to the Disclosure Memorandum contains a complete and accurate list of all contracts, agreements and understandings, oral or written, to which the Company is currently a party or by which the Company is currently bound, including, without limitation, security agreements, license agreements, software development agreements, distribution agreements, joint venture agreements, reseller agreements, credit agreements and instruments relating to the borrowing of money. All contracts set forth in such Schedule are valid, binding and enforceable in accordance with their terms against each party thereto, are in full force and effect, the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor, to the best of the Company's knowledge, any other party thereto is in material default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a material default by the Company or, to the best of the Company's knowledge, any other party thereunder. True and complete copies of each such written contract (and written summaries of the


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AGREEMENT AND PLAN OF MERGER                                            Page 17
terms of any such oral contract) have been heretofore delivered to Sierra. The Company has no:

                  (a) outstanding sales or service contracts, commitments or proposals of the Company which are expected by the Company to result in any loss or the realization of less than the Company's usual and customary margins upon completion or performance thereof, in excess of the inventory reserve provided in the Company Balance Sheet, or any outstanding contracts, bids, or sales or service proposals quoting prices which the Company, based upon the Company's current operations, expects not to result in a profit;

                  (b) contracts with developers, designers, producers, directors, officers, shareholders, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not, except as provided by law to the contrary without regard to the express terms of such contract, cancelable by it within 30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

                  (c) employment agreement, whether express or implied, or any other agreement for services that contains any severance or termination pay liabilities or obligations;

                  (d) noncompetition agreement or other restriction from carrying on its business anywhere in the world;

                  (e) liability or obligation with respect to the return of inventory or merchandise other than on account of a defective condition, incorrect quantities or missed delivery dates;

                  (f) notice that any party to a contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder; or

                  (g) material disagreement with any of its suppliers, customers, distributors, OEM resellers, licensors or licensees.

         3.11     CUSTOMERS AND SUPPLIERS

         Schedule 3.11 to the Disclosure Memorandum sets forth a complete and accurate list of the customers of the Company showing the approximate total sales by the Company to each such customer during the fiscal year last ended. The Company


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AGREEMENT AND PLAN OF MERGER                                            Page 18
has no reasonable basis to expect any material modification to its relationship with any customer or supplier.

         3.12     ORDERS, COMMITMENTS AND RETURNS

         Schedule 3.12 to the Disclosure Memorandum contains an accurate summary of the Company's total backlog of orders (including all accepted and unfulfilled sales orders) and the aggregate of all outstanding purchase orders issued by the Company (which include all contracts or commitments for the purchase by the Company of materials or other supplies). All such sale and purchase commitments were made in the ordinary course of business. There are no outstanding claims against the Company to return merchandise by reason of alleged overshipments, defective merchandise, missed delivery dates, incorrect quantities or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.

         3.13     CLAIMS AND LEGAL PROCEEDINGS

         There are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the Company's best knowledge, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. To the Company's best knowledge, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation which could reasonably be expected to be materially adverse to the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), sales, margins, profitability, condition (financial or other) or prospects of the Company before or by any Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party which involve the transactions contemplated herein or which would have a Material Adverse Effect on the Company. No material disputes have been settled or resolved by litigation or arbitration within the last five years.

         3.14     LABOR AND EMPLOYMENT MATTERS

         There are no material labor disputes, employee grievances or disciplinary actions pending or, to the Company's best knowledge, threatened against or involving the Company or any of its present or former employees. The Company has complied with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours, the failure to comply with which could have a Material Adverse Effect on the Company. The Company is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or, to the Company's best knowledge,


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AGREEMENT AND PLAN OF MERGER                                            Page 19
threatened against or affecting the Company, and the Company has not experienced any work stoppage or other labor difficulty since its incorporation. No collective bargaining agreement is binding on the Company. The Company has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company, and the Company has not been requested by any group of employees or others to enter into any collective bargaining agreement or other agreement with any labor union or other employee organization. Each employee, officer and consultant of the Company has executed a Nondisclosure Agreement in the form provided to Sierra. To the best of the Company's knowledge, no employee (or person performing similar functions) of the Company is in violation of any such agreement or any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party, and the Company will use its best efforts to prevent any such violation. Schedule 3.14 to the Disclosure Memorandum sets forth a true and complete list of: (a) the names and current compensation amounts of all directors and officers of the Company; (b) the wage rates for nonsalaried and non-officer salaried employees of the Company by classification, and all labor union contracts (if any); (c) all group insurance programs in effect for employees of the Company; and (d) the names and current compensation packages of all independent contractors and consultants of the Company. The Company is not in default with respect to any of its obligations referred to in clause (b) above and has no obligation or liability for severance or back pay owed through or by virtue of the Closing. All employees of the Company are employed on an "at will" basis.

         3.15     EMPLOYEE BENEFIT PLANS

                  (a) Employee Benefit Plans. Schedule 3.15(a) to the Disclosure Memorandum sets forth an accurate and complete list and description of each employee benefit plan, policy, program, contract or arrangement, whether formal or informal and whether legally binding or not, covering or benefiting any officer, employee, former employee, director or former director of the Company or any dependents or beneficiaries of any such person, or with respect to which the Company has (or could reasonably be expected to have) any obligation or liability, including, but not limited to, each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (such items are hereinafter referred to collectively as "Employee Benefit Plans" and each individually as an "Employee Benefit Plan").

                  (b) Compliance With Laws. With respect to each Employee Benefit Plan: (i) the Company is, and at all times has been, in compliance with, and such


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AGREEMENT AND PLAN OF MERGER                                            Page 20

Employee Benefit Plan is, and at all times has been, maintained and operated in material compliance with, the terms of such Employee Benefit Plan and all applicable laws, rules and regulations, including, but not limited to, ERISA and the Code; (ii) all tax returns, information returns, reports and information relating to such Employee Benefit Plan required to be filed with any governmental entity have been accurately, timely and properly filed; (iii) all notices, statements, reports and other disclosure required to be given or made to participants in such Employee Benefit Plan or their beneficiaries have been accurately, timely and properly disclosed or provided; (iv) neither the Company nor any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to such Employee Benefit Plan; and (v) no event has occurred or, to the best knowledge of the Shareholders or the Company, is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code. Moreover, neither the Company nor any Employee Benefit Plan is liable for any federal, state, local or foreign taxes, including, but not limited to, excise taxes under Sections 4971, 4972, 4975, 4979, 4980 and 4980B of the Code, or taxes on unrelated business income under Section 511 of the Code or any penalty under Section 502 of ERISA, with respect to any Employee Benefit Plan. No Employee Benefit Plan has ever incurred an "accumulated funding deficiency," as defined in Section 301 of ERISA or Section 412 of the Code, whether or not waived.

                  (c) Welfare Plans. No Employee Benefit Plan is subject to the requirements of Section 4980B of the Code and Part 6 of Title I of ERISA. No Employee Benefit Plan that is an "employee welfare benefit plan," within the meaning of Section 3(1) of ERISA, provides or has any obligation to provide benefits with respect to current or former employees of the Company or any other entity beyond their retirement or other termination of service, including, without limitation, post-retirement (or post-termination) medical, dental, life insurance, severance or any other similar benefit, whether provided on an insured or self-insured basis, other than benefits mandated by applicable law.

                  (d) Contributions. All contributions and other payments required to have been made by the Company (including any pre-tax or post-tax contributions or payments by employees or their dependents) to any Employee Benefit Plan (or to any person pursuant to the terms thereof) have been so made or the amount of any such payment or contribution obligation that is not yet due has been properly reflected in the Company's Financial Statements.

                  (e) Other Claims and Investigations. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of the Shareholders or the Company, threatened with respect to any Employee Benefit


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AGREEMENT AND PLAN OF MERGER                                            Page 21

Plan or against the assets of any Employee Benefit Plan, nor, to the best knowledge of the Shareholders or the Company, is there a reasonable basis for any such action, suit or claim. None of the Employee Benefit Plans is currently under investigation, audit or review, directly or indirectly, by the IRS or the Department of Labor (the "DOL"), and, to the best knowledge of the Shareholders or the Company, no such action is contemplated or under consideration by the IRS or DOL.

                  (f) Other Binding Commitments. The Company has no agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten, and whether legally binding or not, to create any plan, policy, program, contract or arrangement not identified in Section 3.15(a) of the Disclosure Memorandum or to modify or amend any of the existing Employee Benefit Plans.

                  (g) Multiemployer and Qualified Plans. Neither the Company nor any ERISA Affiliate maintains or contributes to, or has ever maintained or contributed to (or been obligated to contribute to), any multiemployer plan, within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA, or any plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, or any plan intended to be qualified under Section 401(a) or 403(d) of the Code. For purposes of this Section 3.15, "ERISA Affiliate" means any person or entity, whether or not incorporated, that, together with the Company, is (or has ever been) treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                  (h) ERISA Affiliates. The Company has no liability or potential liability to participants, beneficiaries or any other person or entity under any employee benefit plan, policy, program, practice, contract or arrangement currently (or previously) maintained or contributed to by any ERISA Affiliate.

                  (i) Payments Resulting From Transactions. The consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any Employee Benefit Plan being established or becoming accelerated, vested or payable.

         3.16     PATENTS, TRADEMARKS, ETC.

         Set forth on Schedule 3.16 to the Disclosure Memorandum is a true and complete list of: (a) all patents, patent applications, trademarks, trade names and copyrights of the Company (collectively, the "Listed Intellectual Property"), (b) the Company's Software Products (as defined below), and (c) all intellectual property licenses held or granted by the Company as a licensee or licensor (the "Intellectual Property Licenses"). Neither the Company's operations nor any Listed Intellectual


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AGREEMENT AND PLAN OF MERGER                                            Page 22

Property nor any of the Company's Software Products infringes or provides any basis to believe that its operations, Software Products or any Listed Intellectual Property would infringe upon any validly issued, existing or pending copyright, trade secret, right of publicity, right of privacy or trade dress or, to the knowledge of the Company, any validly issued or pending patent, trademark, trade name, service mark or other right of any other Person, nor, to the knowledge of the Company, is there any infringement by any other Person of any of the Listed Intellectual Property or of the intellectual property to which the Intellectual Property Licenses relate. The consummation of the transactions contemplated hereby and by the other Related Agreements will not alter or impair the Company's rights to any of the Listed Intellectual Property, Software Products or under any Intellectual Property License. To the best of the Company's knowledge, the manner in which the Company has manufactured, packaged, shipped, advertised, labeled and sold its products complies with all applicable laws and regulations pertaining thereto.

         The Company is the sole and exclusive owner or licensee of:

                  (a) the Listed Intellectual Property, and

                  (b) all rights, title and interest of whatever kind or nature throughout the world in and to the fully or partially developed computer software products listed on Schedule 3.16 to the Disclosure Memorandum (the "Software"), with all modifications, enhancements and additions thereto, including, without limitation, all rights in and to all versions (including work in progress) thereof and all source code, object code, manuals and other documentation and related materials thereof (collectively, the "Software Products"). The Company owns or holds under the Intellectual Property Licenses all intellectual property rights it reasonably requires to market, license, distribute and otherwise exploit the Software Products.

         Schedule 3.16 to the Disclosure Memorandum includes a true and complete list of all trademark, service mark, and copyright registrations and applications held by the Company.

         Each of the Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed all obligations imposed upon it thereunder, and neither the Company nor, to the best of the Company's knowledge, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the best of the Company's knowledge, any other party thereunder. The Company has not received notice that any party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No licenses, sublicenses,


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AGREEMENT AND PLAN OF MERGER                                            Page 23
covenants or agreements have been granted or entered into by the Company in respect of any of the Listed Intellectual Property except the Intellectual Property Licenses. No director, officer, shareholder or employee of the Company owns, directly or indirectly, in whole or in part, any of the Listed Intellectual Property.

         To the Company's knowledge, no Person has asserted any claim of infringement or other interference with third-party rights with respect to the Listed Intellectual Property. The Company has not disclosed any source code of the Software Products to any person other than an employee of the Company or to Sierra or Acquisition Sub, except for any disclosure that would not have a Material Adverse Effect on the Company; neither the Company nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Software Products nor, to the knowledge of the Company, is any other party to the Intellectual Property Licenses or any escrow agent under any such obligation to disclose any source code or other proprietary information included in or relating to Software Products, if any, that are licensed to the Company, to any person or entity and no event has taken place, including the execution of this Agreement or any related change in the Company's business activities, which would give rise to such obligation; and the Company has not deposited any source code regarding the Software Products into any source code escrows or similar arrangements. If, as disclosed on Schedule 3.16 to the Disclosure Memorandum, the Company has deposited any source code to Software Products into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

         3.17     ACCOUNTS RECEIVABLE

         All accounts receivable of the Company reflected in the Company Balance Sheet, or existing at the Effective Time, represent sales actually made in the ordinary course of business and were recorded in the Company's books consistent with past practice. The bad debt reserves and sales return allowances reflected in the Company Balance Sheet are adequate. Set forth on Schedule 3.17 to the Disclosure Memorandum is a full and complete list and aging study of all consolidated accounts receivable of the Company existing as of March 31, 1996.

         3.18     INVENTORY

         All items in the inventory reflected in the Company Balance Sheet or as currently owned by the Company are of a quality and quantity usable and salable in the ordinary course of business. Such inventory consists of materials and supplies used or sold in the business of the Company.


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AGREEMENT AND PLAN OF MERGER                                            Page 24

         3.19     CORPORATE BOOKS AND RECORDS

         The Company has furnished to Sierra or its representatives for their examination true and complete copies of (a) the Articles of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto,
(b) the minute books of the Company and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company's shareholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

         3.20     LICENSES, PERMITS, AUTHORIZATIONS, ETC.

         The Company has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, the failure to obtain which would have a Material Adverse Effect on the Company. The Company has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

         3.21     COMPLIANCE WITH LAWS

         The Company has at all times complied, and is in compliance, with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees, or to the Real Property and the Personal Property, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect on the Company, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters and trading-with-the-enemy matters. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, ordinances, decrees or orders.

         3.22     INSURANCE

         The Company maintains (a) insurance on all of its property (including leased premises) that insures against loss or damage by fire or other casualty (including extended coverage) and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the software publication


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AGREEMENT AND PLAN OF MERGER                                            Page 25
industry. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

         3.23     BROKERS OR FINDERS

         The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

         3.24     ABSENCE OF QUESTIONABLE PAYMENTS

         Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company, has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has adequate financial controls to present such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company, nor any current director, officer, agent, employee or other Person acting on behalf of the Company, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all respects with the Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters.

         3.25     BANK ACCOUNTS

         Schedule 3.25 to the Disclosure Memorandum sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.


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AGREEMENT AND PLAN OF MERGER                                            Page 26

         3.26     INSIDER INTERESTS

         No Shareholder or officer or director or other representative of the Company has any interest (other than as a Shareholder of the Company) (a) in any property, real or personal, tangible or intangible, used in or directly pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, holders, affiliates or any affiliate thereof. The Company and its officers and directors have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (a) provides any services, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (b) is a supplier, customer, creditor, or has an existing contractual relationship with any of the Company's employees (or persons performing similar functions); or (c) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or anticipated future conduct of the Company's business.

         3.27     POOLING MATTERS

         The Company has not taken, directly or indirectly, and the Company has no knowledge that any other Person has taken, any actions involving any recapitalization or repurchase or redemption of any securities of the Company, or any grant or acceleration of any options to acquire securities of the Company, or any purchase or sale of securities of Sierra, and to the best of the Company's knowledge there have occurred no other events with respect to or involving the Company or its Shareholders which, taken individually or together, would affect the ability of Sierra to account for the transactions contemplated by this Agreement as a "pooling of interests" transaction in accordance with GAAP, and the Company is not aware of any facts which otherwise could prevent such accounting treatment.

         3.28     FULL DISCLOSURE

         To the best knowledge of the Company after diligent inquiry, no information furnished by the Company or the Shareholders to Sierra or its representatives in connection with this Agreement (including, but not limited to, the Financial


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AGREEMENT AND PLAN OF MERGER                                            Page 27

Statements and all information in the Disclosure Memorandum and the other Exhibits hereto) or the Related Agreements, or by the Company to the Shareholders in connection with their approval of the Merger and execution and delivery of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered, in light of the circumstances in which they were made or delivered, not misleading.

                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                          OF SIERRA AND ACQUISITION SUB

         To induce the Company and the Shareholders to enter into and perform this Agreement and the Related Agreements, Sierra and Acquisition Sub jointly and severally represent and warrant to the Company and the Shareholders as follows in this Article IV:

         4.1      ORGANIZATION

         Sierra is a corporation validly existing and in good standing under the laws of the State of Delaware. Acquisition Sub is a corporation duly organized and validly existing under the laws of the State of Utah. Each of Sierra and Acquisition Sub has full corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Related Agreements to which either is a party, and to carry out the transactions contemplated hereby and thereby.

         4.2      ENFORCEABILITY

         All corporate action on the part of Sierra and Acquisition Sub and their respective officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Related Agreements, the consummation of the Merger, and the performance of all of their respective obligations under this Agreement and the Related Agreements has been taken or will be taken prior to the Effective Time. This Agreement has been, and each of the Related Agreements to which Sierra is a party will have been at the Closing, duly executed and delivered by Sierra, and this Agreement is, and each of the Related Agreements to which Sierra is a party will be at the Closing, a legal, valid and binding obligation of Sierra, enforceable against Sierra in accordance with its terms. This Agreement has been, and each of the Related Agreements to which Acquisition Sub is a party will have been at the Closing, duly executed and delivered by Acquisition Sub, and this Agreement is, and each of the Related Agreements to which Acquisition Sub is a party will be at the Closing, a legal, valid and binding obligation of Acquisition Sub, enforceable against Acquisition Sub in accordance with its terms.


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AGREEMENT AND PLAN OF MERGER                                            Page 28

         4.3      SECURITIES

         The Securities to be issued pursuant to this Agreement have been duly authorized for issuance, and such Securities, when issued and delivered to the Shareholders pursuant to this Agreement, shall be validly issued, fully paid and nonassessable.

         4.4      SEC DOCUMENTS

         Sierra has furnished the Shareholders with true and complete copies of its Annual Report on Form 10-K for the fiscal year ended March 31, 1995 (the "10-K"), its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, September 30 and December 31, 1995, its Proxy Statement relating to its 1995 Annual Meeting of Stockholders on August 17, 1995, and its Current Reports on Form 8-K dated November 30, 1995 and February 19, 1996 (collectively, the "SEC Documents"). As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder; provided, however, that the audited financial statements of Sierra contained in the 10-K and in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, and in each such document the related footnotes and Management's Discussion and Analysis of Financial Condition and Results of Operations, have been superseded and restated in their entireties by the audited financial statements, and the related footnotes and Management's Discussion and Analysis of Financial Condition and Results of Operations, set forth in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995. Such superseded materials should not be relied on in any respect.

         4.5      NO APPROVALS; NO CONFLICTS

         The execution, delivery and performance of this Agreement and the Related Agreements by Sierra and Acquisition Sub and the consummation of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Sierra or Acquisition Sub, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except (i) the written consent of CUC pursuant to the CUC Merger Agreement and (ii) compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Utah Division (the consent of all such Persons to be duly obtained at or prior to the Closing), (c) except as noted in clause (b), require any consent or approval under, or result in any default (with or without the giving of


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AGREEMENT AND PLAN OF MERGER                                            Page 29
notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Sierra or Acquisition Sub is a party or by which it is bound or to which any assets of Sierra or Acquisition Sub are subject, (d) result in the creation of any lien or encumbrance upon the assets of Sierra or Acquisition Sub, (e) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws of Sierra or Acquisition Sub, or (f) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of Sierra or Acquisition Sub.

                 ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS
                          OF SIERRA AND ACQUISITION SUB

         The obligations of Sierra and Acquisition Sub to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by
Sierra:

         5.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company and each Shareholder contained herein (including applicable Exhibits or Schedules to the Disclosure Memorandum) and in the Related Agreements shall have been true and correct when made and shall be true and correct as of the Closing Date as though made on that date.

         5.2      PERFORMANCE OF AGREEMENTS

         The Company and the Shareholders shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any Related Agreement to be performed and complied with by them at or prior to the Closing.

         5.3      OPINION OF COUNSEL FOR THE COMPANY

         Sierra shall have received the opinion letter of Van Cott, Bagley, Cornwall & McCarthy, counsel for the Company and the Shareholders, dated the Closing Date, in form and substance satisfactory to Sierra.

         5.4      SHAREHOLDER APPROVAL

         The Shareholders shall have duly and validly approved the Merger by a vote or written consent in accordance with Utah Law.


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AGREEMENT AND PLAN OF MERGER                                            Page 30

         5.5      RESIGNATIONS

         Sierra shall have received copies of resignations effective as of the Closing Date of all the directors of the Company.

         5.6      CONSENTS AND APPROVALS

         The Company shall have received and shall have delivered to Sierra written consents to the Merger from each of the parties (other than the Company) to those agreements, leases, notes or other documents identified in the Disclosure Memorandum as requiring consent in connection with the Merger, which consents shall be satisfactory in all respects to Sierra in its sole discretion. All transfers of permits or licenses, all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

         5.7      COMPLIANCE CERTIFICATE

         Sierra shall have received a certificate of the President and another senior officer of the Company, and of each Shareholder, dated the Closing Date, in form and substance satisfactory to Sierra, certifying that the conditions to the obligations of Sierra and Acquisition Sub set forth in this Article V have been fulfilled.

         5.8      MATERIAL ADVERSE CHANGE

         Since the date of this Agreement and through the Closing, there shall not have occurred any material adverse change in the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), sales, margins, profitability, condition (financial or other) or prospects of the Company, and no material adverse change shall have occurred in any domestic or foreign laws or regulations affecting the Company or in any third party contractual or other business relationships of the Company.

         5.9      DUE DILIGENCE

         The results of Sierra's due diligence investigation of the Company shall be satisfactory in all respects to Sierra in its sole discretion.

         5.10     PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

         All corporate and other proceedings in connection with the transactions contemplated hereby and by the Related Agreements, and all documents and


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AGREEMENT AND PLAN OF MERGER                                            Page 31
instruments incident to such transactions, shall have been approved by Sierra's counsel, and Sierra shall have received a certificate of the Secretary of the Company, in form and substance satisfactory to Sierra, as to the authenticity and effectiveness of the actions of the Board of Directors and Shareholders of the Company authorizing the Merger and the transactions contemplated by this Agreement and the Related Agreements, and such other documents as are specified by Sierra's counsel.

         5.11     COMPLIANCE WITH LAWS

         The consummation of the transactions contemplated by this Agreement and the Related Agreements shall be legally permitted by all laws and regulations to which Sierra or the Company is subject.

         5.12     POOLING OF INTERESTS

         As of the Closing, no facts shall exist and no events shall have occurred that would, in the opinion of Sierra's independent accountants, prevent Sierra from accounting for the Merger contemplated herein, or prevent CUC from accounting for the CUC Merger, as a "pooling of interests" transaction in accordance with GAAP.

         5.13     LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement or any Related Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any Related Agreement.

         5.14     RELATED AGREEMENTS AND STOCK POWERS

         The Related Agreements shall have been executed and delivered by all parties thereto other than Sierra and Acquisition Sub and the Shareholders shall have delivered to Sierra the executed stock powers contemplated by Section 9.6.1 of this Agreement.

                ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS
                       OF THE SHAREHOLDERS AND THE COMPANY

         The obligations of the Shareholders and the Company to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company.


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AGREEMENT AND PLAN OF MERGER                                            Page 32

         6.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Sierra and Acquisition Sub contained herein and in the Related Agreements shall have been true and correct when made and shall be true and correct as of the Closing Date as though made on that date.

         6.2      PERFORMANCE OF AGREEMENTS

         Sierra and Acquisition Sub shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any Related Agreement to be performed and complied with by them at or prior to the Closing.

         6.3      COMPLIANCE CERTIFICATE

         The Company shall have received a certificate of an officer of Sierra, dated the Closing Date, substantially in form and substance satisfactory to the Company, certifying that the conditions to the obligations of the Shareholders and the Company set forth in this Article VI have been fulfilled.

         6.4      LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement or any Related Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any Related Agreement.

         6.5      RELATED AGREEMENTS

         Sierra and Acquisition Sub shall have executed and delivered to the Company all the Related Agreements to which they are parties.

                             ARTICLE VII - COVENANTS

         Between the date of this Agreement and the Effective Time, the parties covenant and agree as set forth in this Article VII.

         7.1      CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER

         Unless Sierra shall otherwise agree in writing, the business of the Company shall be conducted in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use its best efforts to


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AGREEMENT AND PLAN OF MERGER                                            Page 33
preserve substantially intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Sierra:

                  (a) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any assets of the Company, except for sales in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $10,000 or capital expenditures which are, in the aggregate, in excess of $10,000 for the Company taken as a whole; or
(v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

                  (f) enter into any employment, consulting or agency agreement, or increase the compensation payable or to become payable to its officers, employees or consultants, except for increases in accordance with existing agreements or past practices for employees of the Company who are not officers of the Company, or


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AGREEMENT AND PLAN OF MERGER                                            Page 34
grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                  (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (j) take any action that would or is reasonably likely to result in any of the representations and warranties of the Company set forth in this Agreement being untrue, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Merger specified in
Article V hereof not being satisfied;

                  (k) take or agree to take any action specified in Section 3.7 hereof, or enter into any other material transaction other than those specified above, or agree to do any of the foregoing.

         7.2      ACCESS TO INFORMATION; CONFIDENTIALITY

         From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors and agents of the Company to, afford the officers, employees and agents of Sierra complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and shall furnish Sierra with all financial, operating and other data and information as Sierra, through its officers, employees or agents, may reasonably request. From the date hereof until the Effective Time, the Company shall provide Sierra with monthly and other financial statements of the Company as they become available internally at the Company, all of which financial statements shall


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AGREEMENT AND PLAN OF MERGER                                            Page 35
fairly present the financial position and results of operations of the Company as of the dates and for the periods therein specified. No investigation pursuant to this Section 7.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. The parties shall continue to comply with and to perform their respective obligations under the Confidentiality Agreement between Sierra and the Company entered into as of February 6, 1996 (the "Confidentiality Agreement"), which shall be deemed terminated without any further action by the parties hereto at the Effective Time.

         7.3      NO ALTERNATIVE TRANSACTIONS

         Unless this Agreement shall have been terminated in accordance with its terms, the Company and the Shareholders shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company immediately shall cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Sierra promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Sierra, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

         7.4      NOTIFICATION OF CERTAIN MATTERS

         The Company shall give prompt notice to Sierra of (a) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate and (b) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.


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AGREEMENT AND PLAN OF MERGER                                            Page 36

         7.5      FURTHER ACTION; REASONABLE BEST EFFORTS

         Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its reasonable best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use its reasonable best efforts to take all such action. No Shareholder will undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement or any Related Agreements untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing. The parties hereto will treat the Merger as a reorganization under Section 368(a) of the Code for income tax purposes, provided that no party hereto makes any representation or warranty to any other party hereto regarding whether the Merger will qualify as a reorganization under such Section. After the Closing Date, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further actions necessary or desirable to carry out the purposes of this Agreement or any Related Agreement, to vest in the Surviving Corporation full title to all properties, assets and rights of the Company and to effect the issuance of the Sierra Common Stock to the Shareholders pursuant to the terms and conditions hereof.

         7.6      PUBLICITY

         The Company and the Shareholders shall not issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Sierra.

                ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER

         8.1      TERMINATION

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Shareholders of the Company):

                  (a) by mutual written consent duly authorized by the Boards of Directors of the Company and Sierra;


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AGREEMENT AND PLAN OF MERGER                                            Page 37

                  (b) by either the Company or Sierra, if the Merger has not been consummated by April 15, 1996; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either the Company or Sierra, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Sierra, Acquisition Sub or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

                  (d) at any time prior to the Closing by Sierra if, at any time in the course of its legal, accounting, financial or operational due diligence investigation as to the Company, it shall have become aware of any facts or circumstances that it was not aware of on the date hereof, or any additional facts and circumstances as to matters of which it was aware on the date hereof, in either case that would, in the reasonable judgment of Sierra, make it inadvisable to consummate the Merger or the other transactions contemplated hereby;

                  (e) by the Company, in the event of a material breach by Sierra of any representation, warranty or agreement contained herein which has not been cured or is not curable by April 15, 1996; or

                  (f) by Sierra, in the event of a material breach by the Company of any representation, warranty or agreement contained herein which has not been cured or is not curable by April 15, 1996.

         8.2      EFFECT OF TERMINATION

         In the event of the termination of this Agreement pursuant to Section
8.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any breach hereof.

         8.3      AMENDMENT

         This Agreement may be amended by Sierra and the Company at any time prior to the Effective Time; provided, however, that no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger


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AGREEMENT AND PLAN OF MERGER                                            Page 38
without the prior written consent of the Shareholders. This Agreement may not be amended except by an instrument in writing signed by Sierra and the Company.

         8.4      WAIVER

         At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                    ARTICLE IX - SURVIVAL AND INDEMNIFICATION

         9.1      SURVIVAL

         All representations and warranties contained in this Agreement or in the Related Agreements or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of one year, and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto. The covenants and agreements contained in this Agreement or in the Related Agreements shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

         9.2      INDEMNIFICATION BY SHAREHOLDERS

         From and after the Closing Date, the Shareholders shall jointly and severally (except as provided in Section 9.4(b) below) indemnify and hold Sierra and its officers, directors and affiliates (the "Sierra Indemnified Parties") harmless from and against, and shall reimburse the Sierra Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses (including but not limited to any legal or accounting fees or expenses) actually incurred (on an after-tax basis) ("Losses") and arising out of or in connection with any inaccuracy in any representation or warranty made by the Company or the Shareholders in this Agreement or in any certificate delivered pursuant hereto or thereto, or any failure by the Company or any Shareholder to perform or comply, in whole or in part, with any covenant or agreement in this Agreement.


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AGREEMENT AND PLAN OF MERGER                                            Page 39

         9.3      INDEMNIFICATION BY SIERRA

         From and after the Closing Date, Sierra shall indemnify and hold the Company and its officers, directors and affiliates (the "Company Indemnified Parties" and, together with the Sierra Indemnified Parties, the "Indemnified Parties") harmless from and against, and shall reimburse the Company Indemnified Parties for, any and all Losses arising out of or in connection with any inaccuracy in any representation or warranty made by Sierra or Acquisition Sub in this Agreement or in any certificate delivered pursuant hereto, or any failure by Sierra or Acquisition Sub to perform or comply, in whole or in part, with any covenant or agreement in this Agreement.

         9.4      THRESHOLD AND LIMITATIONS

                  (a) No Indemnified Party shall be entitled to receive any indemnification payment with respect to any claims for indemnification under this Article IX ("Claims") until the aggregate Losses for which such Indemnified Parties would be otherwise entitled to receive indemnification exceed $75,000 (the "Threshold"); provided, however, that once such aggregate Losses exceed the Threshold, such Indemnified Parties shall be entitled to indemnification for the aggregate amount of all Losses without regard to the Threshold.

                  (b) In no event shall the liability of the Shareholders hereunder for Losses incurred by Indemnified Parties exceed $8,090,000.

         9.5      PROCEDURE FOR INDEMNIFICATION

                  (a) An Indemnified Party shall notify the indemnifying party in writing reasonably promptly after the assertion against the Indemnified Party of any claim by a third party (a "Third Party Claim") in respect of which the Indemnified Party intends to base a Claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve it of any obligation or liability that it may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby.

                  (b) (i) The indemnifying party shall have the right, upon written notice given to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the indemnifying party's sole expense, in which case the provisions of Section 9.5(b)(ii) below shall govern.

                           (ii) The indemnifying party shall select counsel
reasonably acceptable to the Indemnified Party in connection with conducting the defense or


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AGREEMENT AND PLAN OF MERGER                                            Page 40
handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and (B) Sierra shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in a material adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Sierra or the business conducted by the Company. The Indemnified Party shall cooperate with the indemnifying party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  (c) (i) If the indemnifying party does not give written notice to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim of the indemnifying party's election to assume the defense or handling of such Third Party Claim, the provisions of
Section 9.5(c)(ii) below shall govern.

                           (ii) The Indemnified Party may, at the indemnifying
party's expense (which shall be paid from time to time by the indemnifying party as such expenses are incurred by the Indemnified Party), select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the Indemnified Party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  (d) If the Indemnified Party intends to seek indemnification hereunder, other than for a Third Party Claim, then it shall notify the indemnifying party in writing 90 days after its discovery of facts upon which it intends to base its Claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that the indemnifying party's ability to defend or resolve such Claim is adversely affected thereby.


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AGREEMENT AND PLAN OF MERGER                                            Page 41

                  (e) The Indemnified Party may notify the indemnifying party of a Claim even though the amount thereof plus the amount of other Claims previously notified by the Indemnified Party aggregate less than the Threshold.

         9.6      HOLDBACK

         At the Effective Time, the Shareholders shall be deemed to have pledged 10% of the Securities to Sierra as a mechanism to satisfy potential claims for indemnification by Sierra and its affiliates under this Article IX. Any liability of the Shareholders for indemnification under this Article IX shall be satisfied, first, from Holdback Shares pursuant to a setoff under this Section
9.6 and, second, to the extent the Holdback Shares are insufficient to satisfy such liability in full, from other Securities or proceeds from any disposition thereof, as the Shareholders may elect.

                  9.6.1        PLEDGE

         The Holdback Shares (which shall include for purposes of this Section
9.6 any distributions accrued or made thereon after the date of this Agreement and any other securities or property which may be issued after the date hereof in exchange for such shares in any merger or recapitalization or similar transaction involving Sierra) shall be deemed as of the Effective Time to be pledged by the Shareholders to, and shall be held by, Sierra or any successor thereto pursuant to this Agreement. The Shareholders shall deliver to Sierra at the Closing appropriate stock powers endorsed in blank and such other documentation as Sierra may reasonably prescribe to carry out the purposes of this Section 9.6. So long as any Holdback Shares are held by Sierra hereunder, Sierra shall have, and the Shareholders hereby grant, effective as of the Effective Time, a perfected, first-priority security interest in such Holdback Shares to secure payment of amounts payable by the Shareholders in respect of indemnification Claims under this Article IX. In connection therewith, each Shareholder expressly agrees to execute and deliver such instruments as Sierra may from time to time reasonably request for the purpose of evidencing and perfecting such security interest.

                  9.6.2        RELEASE OF HOLDBACK SHARES

         Sierra shall hold the Holdback Shares in accordance with this Agreement and shall transfer the Holdback Shares only as follows:

                  (a) Holdback Shares shall be re-transferred to Sierra in respect of indemnification Claims made by Sierra under this Article IX when, and to the extent, authorized under paragraph 9.6.3 below.

                  (b) On the Holdback Termination Date (as defined below), any Holdback Shares then remaining pledged to Sierra (which shall exclude shares re-


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AGREEMENT AND PLAN OF MERGER                                            Page 42
transferred to Sierra under paragraph (a)) shall be released to the Shareholders pro rata in accordance with their percentage ownership of the Company immediately prior to the Merger, as set forth in Schedule 3.3(b) to the Disclosure Memorandum.

         Except as otherwise set forth in Section 9.6.5 below, for purposes of this Agreement, the "Holdback Termination Date" shall mean the date one year after the Closing Date.

                  9.6.3        CLAIMS PROCEDURE

         The procedure for payment from the Holdback Shares of indemnification amounts to which Sierra or other Indemnified Parties may become entitled under this Article IX shall be as follows:

                  (a) Subject to the limitation that written notice of any Claim for indemnification hereunder must be given to the Shareholders not later than the Holdback Termination Date, from time to time as Sierra determines that it or another Indemnified Party is entitled to an indemnification payment under this
Article IX, Sierra may give written notice of the Claim to the Shareholders describing in such notice the nature of the Claim, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof, and the provisions in this Agreement on which the claim is based.

                  (b) If Sierra has not received written objection to a Claim in accordance with the preceding subparagraph (a) from Shareholders representing at least a majority in interest in the Holdback Shares within 10 business days after notice of such Claim is delivered (the "Response Period"), the Claim stated in such notice shall be conclusively deemed to be approved by the Shareholders, and Sierra shall promptly thereafter transfer to the Indemnified Party from the Holdback Shares an amount of Holdback Shares equal in value to the amount of such Claim. The Holdback Shares to be transferred shall be rounded to the nearest whole share and shall be valued on the basis of the last reported sale price of Sierra's Common Stock on the Nasdaq National Market on the date the notice of claim was delivered.

                  (c) If within the Response Period Sierra shall have received from the Sellers representing at least a majority in interest in the Holdback Shares a written objection to the claim specifying the nature of and grounds for such objection, then such claim shall be deemed to be an "Open Claim," and Sierra shall reserve within the Holdback Shares a number of Holdback Shares equal in value to the amount of such Open Claim (which amount designated for each Open Claim is referred to herein as the "Claim Reserve Amount"). The number of Holdback Shares to be reserved shall be determined (rounded to the nearest whole share) by dividing the amount of the Open Claim by the average of the last reported sale prices of Sierra's Common Stock


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AGREEMENT AND PLAN OF MERGER                                            Page 43
on the Nasdaq National Market over the 10 trading days preceding such written objection. The number of Holdback Shares included in the Claim Reserve Amount shall be increased or reduced, as the case may be, on a monthly basis based on the average of the last reported sale prices of Sierra's Common Stock on the Nasdaq National Market over the then preceding 20 trading days.

                  (d) The Claim Reserve Amount for each Open Claim shall be transferred by Sierra from the Holdback Shares only in accordance with either
(i) a mutual agreement among Sierra and Shareholders representing at least a majority in interest in all the Holdback Shares, which shall be memorialized in writing, or (ii) a final and binding arbitration decision or order pertaining to the Open Claim, except that on the Holdback Termination Date all Holdback Shares not previously distributed or then required to be distributed to Sierra in accordance with this Section 9.6 shall be released to the Shareholders pro rata in accordance with Schedule 3.3(b) to the Disclosure Memorandum, whether or not all Open Claims have then been resolved.

                  9.6.4        VOTING; DISPOSITION

         The Holdback Shares shall be held of record by the Shareholders, who shall have full right to vote the Holdback Shares on all matters coming before the stockholders of Sierra. Each Shareholder hereby agrees not to sell or transfer to any third party any interest in the Holdback Shares prior to any distribution of the Holdback Shares to such Shareholder pursuant to paragraph
9.6.2 of this Agreement.

                  9.6.5        MERGER OR RECAPITALIZATION

         In the event of any merger or recapitalization or similar transaction involving Sierra prior to the time when all Holdback Shares have been transferred or released in accordance with the terms of this Section 9.6, such Holdback Shares shall be converted or exchanged in accordance with such transaction in the same manner as other shares of Sierra Common Stock, and any securities or property issued in conversion or exchange thereof shall then be included within the definition of Holdback Shares and shall otherwise become subject to this Agreement in lieu of such shares of Sierra Common Stock.

                  9.6.6        TAXATION OF DIVIDENDS

         Each Shareholder hereby acknowledges that, for federal and state income tax purposes, any dividends or other distributions with respect to the Holdback Shares shall be income of the Shareholders.


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AGREEMENT AND PLAN OF MERGER                                            Page 44

                               ARTICLE X - GENERAL

         10.1     EXPENSES

         Regardless of whether the transactions contemplated by this Agreement are consummated, each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the other Related Agreements (including legal and accounting fees and expenses). The Shareholders shall pay any transfer or similar taxes which may be payable in connection with the transactions contemplated by this Agreement.

         10.2     NOTICES

         Any notice or demand desired or required to be given hereunder shall be in writing given by personal delivery, certified or registered mail, confirmed facsimile transmission, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice or request shall be the date of personal delivery, four days after the date of mailing by certified or registered mail, the date on which successful facsimile transmission is confirmed, or the date undertaken for delivery by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

         TO SIERRA OR ACQUISITION SUB:

         Sierra On-Line, Inc.
         3380 146th Place S.E., Suite 300
         Bellevue, Washington  98007
         Fax: (206) 644-7397
         Attention:  General Counsel

         with a copy to:

         Perkins Coie
         1201 Third Avenue, 40th Floor
         Seattle, Washington  98101-3099
         Fax:  (206) 583-8500
         Attention:  Stephen A. McKeon

         TO THE SHAREHOLDERS:

         At their respective addresses set forth in the Disclosure Memorandum.


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AGREEMENT AND PLAN OF MERGER                                            Page 45

         TO THE COMPANY:

         Headgate, Inc.
         78 West 2050 South
         Bountiful, Utah  84010
         Fax:  (801) 298-9169
         Attention:  President

         with a copy to:

         Van Cott, Bagley, Cornwall & McCarthy
         Suite 1600, 50 South Main Street
         Salt Lake City, UT  84145
         Fax:  (801) 534-0058
         Attention:  Brent Christensen

         10.3     SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         10.4     ENTIRE AGREEMENT

         All prior or contemporaneous agreements, contracts, promises, representations and statements among the parties to this Agreement as to the subject matter hereof (other than the Related Agreements, the Exhibits and Schedules to this Agreement and to the Related Agreements, and the certificates, financial statements and other documents delivered pursuant to this Agreement or to the Related Agreements (together with this Agreement, the "Transaction Documents")) are merged into this Agreement. The Transaction Documents set forth the entire understanding and agreement among the parties with respect to the subject matter hereof and thereof, and there are no terms, conditions, representations, warranties or covenants other than those contained in the Transaction Documents or supplied by law.


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AGREEMENT AND PLAN OF MERGER                                            Page 46

         10.5     ASSIGNMENT

         This Agreement shall not be assigned by operation of law or otherwise, except that Sierra may assign all or any of its rights and obligations hereunder to any of its affiliates, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations, and further provided that any such assignment shall not change the consideration due to the Shareholders hereunder.

         10.6     PARTIES IN INTEREST

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         10.7     SPECIFIC PERFORMANCE

         Each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

         10.8     GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that State.

         10.9     HEADINGS

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.10    COUNTERPARTS

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in


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
separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         10.11    WAIVER OF JURY TRIAL

         Each of the Shareholders, Sierra, the Company and Acquisition Sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of such parties in the negotiation, administration, performance and enforcement thereof.

         10.12    ARBITRATION

         Any controversies or claims arising out of or relating to this Agreement or the other Related Agreements shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by a panel of three arbitrators chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrators shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. Arbitration proceedings shall be conducted in Salt Lake City, Utah if commenced by Sierra and in Seattle, Washington if commenced by the Shareholders.

         10.13    TAX-FREE REORGANIZATION

         The parties intend this Agreement to be a plan of reorganization under
Section 368 of the Code and intend the Merger to be a tax-free reorganization under Section 368(a)(1)(A) of the Code by virtue of the provisions of Section 368(a)(2)(E) of the Code. The parties intend that no consideration that could constitute "other property" within the meaning of Section 356(a) of the Code is being transferred by Sierra for the Company Common Stock in the Merger. The parties shall not take a position on any tax return or before any taxing authority that is inconsistent with this Section 10.13 unless otherwise required by a final and binding determination of a taxing authority with appropriate jurisdiction, and each party agrees to promptly notify the other party of any assertion by a taxing authority of a position that is inconsistent with this
Section 10.13.


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
         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

                             SIERRA ON-LINE, INC.


                             By: /s/ Kenneth A. Williams
                                 ----------------------------------------------
                                 Name: Chief Executive Officer
                                       ----------------------------------------

                             BIRDIE ACQUISITION CORP.


                             By: /s/ Michael A. Brochu
                                 ----------------------------------------------
                                 Name: President and Chief Operating Officer
                                       ----------------------------------------

                             HEADGATE, INC.


                             By: /s/ Vance L. Cook
                                 ----------------------------------------------
                                 Name: Vance L. Cook, President
                                       ----------------------------------------

                             SHAREHOLDERS:


                             /s/ Vance L. Cook
                             --------------------------------------------------
                             Name: Vance Cook



                             /s/ Mark Merrill
                             --------------------------------------------------
                             Name: Mark Merrill



                             /s/ Michael V. Jones
                             --------------------------------------------------
                             Name: Mike Jones


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AGREEMENT AND PLAN OF MERGER                                            Page 49